UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 12, 2004

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Murry S. Gerber, Chairman, President and Chief Executive Officer of the Company has exercised 67,000 options which were granted on May 4, 1998, and were set to expire on May 4, 2005.  All proceeds were used to pay the option premium, cover taxes due or increase Mr. Gerber’s holdings of Equitable shares.  21,810 shares were surrendered to cover the exercise price and 14,737 shares were withheld by the Company to pay taxes, resulting in a net increase in share ownership of 30,453 shares.

After this exercise, Mr. Gerber’s holdings are:

Options	1,588,000
Common Shares	98,628
Restricted Shares	59,078
Share Equivalent Units*	243,703

With this transaction, Mr. Gerber continues to have stock holdings which significantly exceed the Company’s stock ownership guidelines of eight times base salary.

* Employee Deferred Compensation Plan Share Equivalent Units

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

August 12, 2004